Exhibit 99.1

Appian Announces Third Quarter 2019 Financial Results
Subscription revenue increased 38% year-over-year to $40.4 million
Total revenue increased 26% year-over-year to $69.4 million

Tysons, VA - October 31, 2019 - Appian (NASDAQ: APPN) today announced financial results for the third quarter ended September 30, 2019.

"We exceeded our guidance once again this quarter. Our ease-of-use and speed continue to differentiate us in sales cycles, allowing us to sell into new organizations and expand within our existing customers,” said Matt Calkins CEO & Founder.
Third Quarter 2019 Financial Highlights:
•Revenue: Subscription revenue was $40.4 million for the third quarter of 2019, up 38% compared to the third quarter of 2018. Total subscriptions, software and support revenue was $41.6 million for the third quarter of 2019, an increase of 35% year-over-year. Professional services revenue was $27.8 million for the third quarter of 2019, an increase of 16% year-over-year. Total revenue was $69.4 million for the third quarter of 2019, up 26% compared to the third quarter of 2018. Subscription revenue retention rate was 119% as of September 30, 2019.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(10.3) million for the third quarter of 2019, compared to $(14.9) million for the third quarter of 2018. Non-GAAP operating loss was $(7.2) million for the third quarter of 2019, compared to $(8.1) million for the third quarter of 2018.

•Net loss and non-GAAP net loss: GAAP net loss was $(12.4) million for the third quarter of 2019, compared to $(15.0) million for the third quarter of 2018. GAAP net loss per share attributable to common stockholders was $(0.19) for the third quarter of 2019 based on 65.5 million weighted average shares outstanding, compared to $(0.24) for the third quarter of 2018 based on 62.5 million weighted average shares outstanding. Non-GAAP net loss was $(9.3) million for the third quarter of 2019, compared to $(8.2) million for the third quarter of 2018. Non-GAAP net loss per share was $(0.14) for the third quarter of 2019, based on 65.5 million basic and diluted weighted average shares outstanding, compared to $(0.13) for the third quarter of 2018, based on 62.5 million basic and diluted weighted average shares outstanding.

•Balance sheet and cash flows: As of September 30, 2019, Appian had cash and cash equivalents of $165.6 million, compared with $81.1 million at June 30, 2019, primarily reflecting the completion of the Company’s underwritten public offering of 1,825,000 shares of Appian Class A common stock in September 2019. Net cash used in operating activities was $(14.9) million for the three months ended September 30, 2019 compared with $(0.3) million of net cash used in operating activities for the same period in 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2019 Business Highlights:

•Appian named leader in "Gartner's 2019 Magic Quadrant for Enterprise Low-Code Application Platforms" report.
•Anglian Water selects Appian Low-Code Platform to digitize and automate new capital projects.
•Charities Trust selects Appian for new Charity Portal to distribute over £100 million in donations per annum.
•Public offering of 2,329,000 shares of Class A common stock priced. 1,825,000 shares were offered by Appian and 504,000 shares were offered by existing stockholders of Appian.
Financial Outlook:
As of October 31, 2019, guidance for the fourth quarter 2019 and full year 2019 is as follows:
•Fourth Quarter 2019 Guidance:
•Subscription revenue is expected to be in the range of $42.0 million and $42.5 million, representing year-over-year growth of between 24% and 26%.
•Total revenue is expected to be in the range of $69.1 million and $70.1 million, representing year-over-year growth of between 15% and 16%.
•Non-GAAP operating loss is expected to be in the range of $(10.0) million and $(9.5) million.
•Non-GAAP net loss per share is expected to be in the range of $(0.15) and $(0.14). This assumes 67.3 million basic and diluted weighted average common shares outstanding.

•Full Year 2019 Guidance:
•Subscription revenue is now expected to be in the range of $154.0 million and $154.5 million, representing year-over-year growth of between 33% and 34%.
•Total revenue is now expected to be in the range of $265.0 million and $266.0 million, representing year-over-year growth of 17%.
•Non-GAAP operating loss is expected to be in the range of $(35.0) million and $(33.0) million.
•Non-GAAP net loss per share is now expected to be in the range of $(0.57) and $(0.54). This assumes 65.5 million basic and diluted weighted average common shares outstanding.
Conference Call Details:
Appian will host a conference call today, October 31, 2019, at 5:00 p.m. ET to discuss the Company’s financial results for the third quarter ended September 30, 2019 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally. Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13695306.
About Appian
Appian (NASDAQ: APPN) provides a low-code development platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.
Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP basic and diluted weighted average common shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full-year 2019, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 21, 2019 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Will Maina
ICR for Appian
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of	As of
	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$165,554	$94,930
Accounts receivable, net of allowance of $600 as of September 30, 2019 and December 31, 2018	70,792	79,383
Deferred commissions, current	18,468	14,020
Prepaid expenses and other current assets	10,200	21,293
Total current assets	265,014	209,626
Property and equipment, net	40,023	7,539
Deferred commissions, net of current portion	13,069	15,088
Deferred tax assets	560	326
Other assets	561	601
Total assets	$319,227	$233,180
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,316	$9,249
Accrued expenses	7,916	7,464
Accrued compensation and related benefits	11,458	13,796
Deferred revenue, current	100,497	95,523
Capital leases, current	1,429	—
Other current liabilities	2,067	2,369
Total current liabilities	128,683	128,401
Deferred tax liabilities	136	42
Deferred revenue, net of current portion	13,557	16,145
Deferred rent, net of current portion	21,280	15,400
Capital leases, net of current portion	2,763	—
Total liabilities	166,419	159,988
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 34,204,362 shares issued and outstanding as of September 30, 2019; 500,000,000 shares authorized and 29,626,054 shares issued and outstanding as of December 31, 2018	3	3
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 32,942,636 shares issued and outstanding as of September 30, 2019; 100,000,000 shares authorized and 34,290,383 shares issued and outstanding as of December 31, 2018	3	3
Additional paid-in capital	336,694	218,284
Accumulated other comprehensive income	1,106	542
Accumulated deficit	(184,998)	(145,640)
Total stockholders’ equity	152,808	73,192
Total liabilities and stockholders’ equity	$319,227	$233,180

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Subscriptions, software and support	$41,599	$30,905	$115,767	$90,904
Professional services	27,788	24,043	80,110	75,623
Total revenue	69,387	54,948	195,877	166,527
Cost of revenue:
Subscriptions, software and support	4,484	3,261	12,105	8,713
Professional services	19,467	16,831	58,963	54,002
Total cost of revenue	23,951	20,092	71,068	62,715
Gross profit	45,436	34,856	124,809	103,812
Operating expenses:
Sales and marketing	28,858	25,467	89,951	75,815
Research and development	15,697	11,737	42,418	32,392
General and administrative	11,191	12,537	29,468	29,022
Total operating expenses	55,746	49,741	161,837	137,229
Operating loss	(10,310)	(14,885)	(37,028)	(33,417)
Other expense:
Other expense, net	2,016	110	1,700	1,785
Interest expense	96	67	236	134
Total other expense	2,112	177	1,936	1,919
Loss before income taxes	(12,422)	(15,062)	(38,964)	(35,336)
Income tax expense (benefit)	5	(34)	394	212
Net loss	(12,427)	(15,028)	(39,358)	(35,548)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.19)	$(0.24)	$(0.61)	$(0.58)
Weighted average common shares outstanding:
Basic and diluted	65,508,113	62,480,927	64,860,342	61,583,610

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenue
Subscriptions, software and support	$147	$138	$462	$355
Professional services	243	222	2,461	645
Operating expenses
Sales and marketing	776	736	3,971	1,781
Research and development	433	373	2,983	1,106
General and administrative	1,542	5,332	3,178	7,360
Total stock-based compensation expense	$3,141	$6,801	$13,055	$11,247

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(39,358)	$(35,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,273	1,452
Loss (gain) on disposal of equipment	146	(4)
Bad debt expense	97	2
Deferred income taxes	(191)	69
Stock-based compensation	13,055	11,247
Changes in assets and liabilities:
Accounts receivable	9,051	(6,226)
Prepaid expenses and other assets	11,351	76
Deferred commissions	(2,428)	(5,531)
Accounts payable and accrued expenses	(3,910)	1,255
Accrued compensation and related benefits	(2,159)	1,814
Other current liabilities	(251)	376
Deferred revenue	2,646	7,862
Deferred rent, non-current	5,718	(797)
Net cash used in operating activities	(2,960)	(23,953)
Cash flows from investing activities:
Purchases of property and equipment	(31,430)	(2,187)
Proceeds from sale of equipment	—	4
Net cash used in investing activities	(31,430)	(2,183)
Cash flows from financing activities:
Proceeds from public offering, net of underwriting discounts	101,653	58,258
Payment of costs related to public offerings	(12)	(353)
Proceeds from exercise of common stock options	4,052	2,627
Principal payments on capital lease obligations	(299)	—
Net cash provided by financing activities	105,394	60,532
Effect of foreign exchange rate changes on cash and cash equivalents	(380)	(888)
Net increase in cash and cash equivalents	70,624	33,508
Cash and cash equivalents, beginning of period	94,930	73,758
Cash and cash equivalents, end of period	$165,554	$107,266
Supplemental disclosure of cash flow information:
Cash paid for interest	$250	$34
Cash paid for income taxes	$236	$178
Supplemental disclosure of non-cash financing information:
Capital lease obligations to acquire new office furniture and fixtures and computer hardware	$4,491	$—
Offering costs included in accounts payable and accrued expenses	$338	$76

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(10,310)	$(14,885)	$(37,028)	$(33,417)
Add back:
Stock-based compensation expense	3,141	6,801	13,055	11,247
Non-GAAP operating loss	$(7,169)	$(8,084)	$(23,973)	$(22,170)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(12,427)	$(15,028)	$(39,358)	$(35,548)
Add back:
Stock-based compensation expense	3,141	6,801	13,055	11,247
Loss (gain) on disposal of asset	1	(4)	146	(4)
Non-GAAP net loss	$(9,285)	$(8,231)	$(26,157)	$(24,305)

Non-GAAP earnings per share:
Non-GAAP net loss	$(9,285)	$(8,231)	$(26,157)	$(24,305)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	65,508,113	62,480,927	64,860,342	61,583,610
Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.13)	$(0.40)	$(0.39)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.24)	$(0.61)	$(0.58)
Add back:
Non-GAAP adjustments to net loss per share	0.05	0.11	0.21	0.19
Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.13)	$(0.40)	$(0.39)